THE CONTINENTAL CORPORATION

                            Executive Termination Program
                            -----------------------------

                                      ARTICLE I

                        The Continental Corporation has maintained a
             policy of providing severance benefits to senior executives of the Corporation in the event of the involuntary termi-nation of their employment other than for cause or upon retirement. The Corporation currently maintains The Executive Severance Plan, that provides termination benefits following a Change of Control. In order to help assure a continuing dedication by senior executives to their duties to the Corporation in the absence of a Change of Control, the Board of Directors of the Corporation desires to codify its current severance policy and its policies relating to reductions in force as they would be applied to senior executives and provide that such policies will not be changed in a manner adverse to any Executive prior to January 1, 1997.

                                      ARTICLE II

                                     Definitions
                                     -----------

             2.1   "Board" means the Board of Directors of The
                   Continental Corporation.

             2.2 "Change of Control" has the meaning given it by the Executive Severance Plan.

             2.3 "Committee means the Compensation Committee of the Board.

             2.4 "Corporation" means The Continental Corporation and its successors and assigns and any corporation which shall acquire substantially all of its assets.

             2.5 "Deferred Retirement Date" means, with respect to an Executive whose employment continues or is expected to continue beyond his or her Normal Retirement Date, the date specified by the Committee for purposes of this Program on which such Executive's employment is expected to terminate.

             2.6 "Disability" means a disability qualifying an Executive for benefits under the Long-Term Disability







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                   Plan of the Corporation, whether or not he or she
                   participates therein.

             2.7 "Executive" means a senior executive of the Corporation who has been selected as at September 1, 1994 or thereafter by the Committee to participate in the Executive Severance Plan.

             2.8   "Executive Severance Plan" means The Executive
                   Severance Plan of The Continental Corporation, effective January 1, 1988.

             2.9 "Normal Retirement Date" means an Executive's normal retirement date under the terms of The Retirement Plan of The Continental Corporation or any successor retirement plans.

             2.10 "Program" means this Executive Termination Program of the Corporation.

             2.11 "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, stock possessing 50% or more of the total combined voting power.

                                     ARTICLE III

                            Effective Date and Eligibility
                            ------------------------------

             3.1 This Program is effective September 1, 1994 and shall continue in effect until terminated in accordance with
                   Article VI hereof.

             3.2 An Executive shall be eligible to participate in this Program upon his or her selection by the Committee and such eligibility shall continue for the duration of the Program.

                                      ARTICLE IV

                      Compensation Upon Involuntary Termination
                      -----------------------------------------

             4.1 In the event an Executive's employment with the Corporation and its Subsidiaries is terminated

                             (a)  by the Corporation prior to a Change in
                        Control other than (i) as a result of the
                                            -
                        Executive's willful misconduct in the performance




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                        of such Executive's duties as an employee, or
                        (ii) by reason of retirement at or after his or
                         --
                        her Normal Retirement Date or Deferred Retirement Date, if applicable, or (iii) by reason of
                                                 ---
                        Executive's Disability, or

                             (b) by the Executive prior to a Change in
                        Control following a reduction in (i) the
                                                          -
                        Executive's grade level at the time such
                        Executive began participation in this Program by more than one grade level or (ii) the Executive's
                                                      --
                        base salary at the time such Executive began participation in this Program by more than 15%,

                   the Corporation shall pay to such Executive an amount equal to twice the greater of the annualized base pay the Executive is receiving from the Corporation and its Subsidiaries on (a) the date the Executive began
                                        -
                   participation in this Program, and (b) the date of
                                                       -
                   such termination of Employment, provided that if the
                                                   --------
                   termination of such Executive's employment occurs within the twenty-four month period prior to such Executive's Normal Retirement Date (or Deferred Retirement Date, if applicable), the amount payable hereunder will be reduced to an amount that bears the same relationship to such payment as the number of whole months included in the period commencing on the date of such termination and ending on such Executive's Normal Retirement Date (or Deferred Retirement Date) bears to twenty four.

                                      ARTICLE V

                             Payment Obligation Absolute
                             ---------------------------

             5.1 The Corporation's obligation to pay the Executive hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Corporation may have against him or her or anyone else. The Executive shall not be required to mitigate the amount of the payment provided herein by seeking other employment or otherwise nor shall the amount of a payment provided for herein be reduced by amounts earned by the Executive from other employment or otherwise. The amount payable hereunder shall be paid without notice or demand. The payment hereunder by or




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                   on behalf of the Corporation shall be final and the
                   Corporation and its affiliates will not seek to recover all or any part of such payment from the Executive or from whomever.

                                      ARTICLE VI

                              Amendment and Termination
                              -------------------------

             6.1 The Board may amend or terminate this Program only from and after January 1, 1997, and only if all Executives have been given advance written notice of such action. Notwithstanding the foregoing, no such amendment or termination shall relieve the Corporation of its obligation to pay any amount which an Executive theretofore became entitled to receive hereunder.


                                     ARTICLE VII

                                    Miscellaneous
                                    -------------

             7.1   Effect on Other Benefits.  Amounts that are vested
                   ------------------------
                   benefits or that an Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its Subsidiaries at or subsequent to the date of his or her termination of employment will be payable in accordance with such plan or program, provided if the Executive becomes entitled to payment
                   --------
                   under the Executive Severance Plan, any amount paid under this Program shall be deemed to be a Severance Payment under the Executive Severance Plan and shall reduce the amount otherwise due as a Severance Payment under the Executive Severance Program by the amount actually paid hereunder.

             7.2   Withholding.  The Corporation may withhold from any
                   -----------
                   amounts payable under this Program such Federal, state or local taxes as may be required to be withheld pursuant to any applicable law or regulation.

             7.3   Limited Effect.  It is understood that no term or
                   --------------
                   condition of this Program shall constitute or be evidence of any understanding, express or implied, on the part of the Corporation to employ any Executive for any specific period.






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             7.4   Inalienability of Interests.  An Executive's interests
                   ---------------------------
                   under this Program are not subject to alienation, assignment, garnishment, or execution of levy of any kind, and any attempt to cause benefits to be so subjected shall not be recognized. Notwithstanding the foregoing, interests may be transferred by will or by the laws of descent and distribution.

             7.5   Facility of Payment.  In the event that the Committee
                   -------------------
                   finds that, at the time a payment is due under this Program, an Executive is unable to care for his or her affairs because of illness or accident, or otherwise, the Committee may direct that any such payment be paid to his or her duly appointed legal representative, or if there be no duly appointed legal representative, to his or her spouse, child, parent or other blood relative or to any person deemed by the Committee to have incurred expense for his or her benefit, and any such payment so made shall be a complete discharge of the liabilities under this Program therefor.

             7.6   Arbitration.  Any dispute or controversy arising under
                   -----------
                   or in connection with this Program shall be settled exclusively by arbitration held in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Corporation shall pay on a current basis all legal or other professional fees and expenses incurred by any Executive in connection with such arbitration (regardless of the outcome thereof) and the entering of such award.

             7.7   Applicable law.  The validity, interpretation,
                   --------------
                   construction and performance of this Program shall be governed by the laws of the State of New York without reference to principles of conflicts of laws.















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